Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 5, 2019, Taylor Morrison Home Corporation (“TMHC”) entered into an Agreement and Plan of Merger (the “merger agreement”) with Tower Merger Sub, Inc., a wholly owned subsidiary of TMHC (“Merger Sub”), and William Lyon Homes. Pursuant to the terms of the merger agreement, on February 6, 2020, Merger Sub merged (the “Merger”) with and into William Lyon Homes with William Lyon Homes surviving the Merger as a direct subsidiary of TMHC, and each share of William Lyon Homes common stock was converted into the right to receive consideration consisting of (i) 0.8000 validly issued, fully paid and non-assessable shares of Taylor Morrison common stock (the “Stock Consideration”) and (ii) $2.50 in cash (the “Cash Consideration” and together with the Stock Consideration, the “Merger Consideration”). Upon completion of the Merger, the separate corporate existence of Merger Sub ceased, and William Lyon Homes continued as the surviving corporation in the Merger. Following the Merger, through a series of transactions, William Lyon Homes was contributed to Taylor Morrison Communities, Inc.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2020 and for the year ended December 31, 2019 present the historical consolidated statements of operations of TMHC and William Lyon Homes, giving effect to the Merger as if it had been consummated on January 1, 2019, the beginning of the earliest period presented. The unaudited pro forma condensed combined statements of operations do not give effect to the Refinancing Transactions. The fiscal years of TMHC and William Lyon Homes both end on December 31. The results of operations of William Lyon Homes are reflected in the consolidated financial statements of TMHC from and after February 6, 2020.

As of the date of this offering memorandum, TMHC has not completed its fair value measurements with respect to the William Lyon Homes’ assets acquired and the William Lyon Homes liabilities assumed. In connection with the preparation of the unaudited pro forma condensed combined statements of operations, TMHC has estimated the fair value of William Lyon Homes’ owned inventory, deferred tax assets and total debt based on discussions with management, preliminary analyses, due diligence and information presented in public filings. The valuations necessary to arrive at estimates of the fair value of the William Lyon Homes assets acquired and the William Lyon Homes liabilities assumed are preliminary and subject to completion. All other assets, liabilities, and noncontrolling interest for consolidated entities are presented at carrying value and are also subject to completion of fair value analysis. In addition, there may be additional adjustments necessary to conform William Lyon Homes accounting policies to TMHC’s accounting policies. Within 12 months after the completion of the Merger, final valuations will be completed and reflected in TMHC’s financial information. There may be differences between these preliminary estimates and the final valuations, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined statements of operations and TMHC’s future results of operations and financial position. Accordingly, the preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined statements of operations presented below and are subject to further adjustments.

These unaudited pro forma condensed combined statements of operations have been developed from and should be read in conjunction with (i) the unaudited interim consolidated statements of operations of TMHC contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference in this offering memorandum, and the unaudited interim consolidated statements of operations of William Lyon Homes included elsewhere in this offering memorandum and (ii) the audited consolidated statements of operations of TMHC contained in its Annual Report on Form 10-K for the year ended December 31, 2019 which is incorporated by reference in this offering memorandum, and the audited consolidated statements of operations of William Lyon Homes included elsewhere in this offering memorandum. The unaudited pro forma condensed combined statements of operations are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations of TMHC would have been had the Merger occurred on the dates assumed, nor are they necessarily indicative of the future consolidated results of operations or consolidated financial position of TMHC.

Taylor Morrison Home Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2020

	Taylor Morrison Condensed Historical	William Lyon Homes Condensed Historical(a)	Pro Forma Merger Adjustments		Pro Forma Combined
Home and land closings revenue, net	$1,287,579	87,098	—		1,374,677
Financial services revenue	28,039	—	—		28,039
Amenity and other revenue	30,081	—	—		30,081

Total revenues	1,345,699	87,098	—		1,432,797
Cost of home and land closings	1,097,635	87,595	(528	)(c)	1,184,702
Financial services expenses	20,647	—	—		20,647
Amenity and other expenses	29,661	—	—		29,661

Total cost of revenues	1,147,943	87,595	(528)		1,235,010
Gross margin	197,756	(497)	528		197,787
Sales, general and administrative expenses	136,853	44,619	—		181,472
Equity in income of unconsolidated entities	(2,426)	—	—		(2,426)
Interest income and other expenses, net	5,730	857	—		6,587
Transaction expenses	86,374		(86,374	)(d)	—

Income before income taxes	(28,775)	(45,973)	86,902		12,154
Income tax provision	781	(10,618)	12,964	(e)	3,127

Net income before allocation to non-controlling interests	(29,556)	(35,355)	73,938		9,027
Net income attributable to non-controlling interests	(1,875)	887	—		(988)

Net income available to Taylor Morrison Home Corporation/William Lyon Homes	$(31,431)	$(34,468)	$73,938		$8,039

Weighted average number of shares of common stock:
Basic	121,908	N/A	11,735	(f)	133,643
Diluted	121,908	N/A	13,027	(f)	134,935
Earnings per common share
Basic	$(0.26)	$—	$—		$0.06
Diluted	$(0.26)	$—	$—		$0.06

Taylor Morrison Home Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

	Taylor Morrison Condensed Historical	William Lyon Homes Condensed Historical	Pro Forma Merger Adjustments		Pro Forma Combined
Home and land closings revenue, net	$4,650,565	1,982,221	21,393	(b)	6,654,179
Financial services revenue	92,815	—	—		92,815
Amenity and other revenue	18,679	7,566	24,528	(b)	50,773

Total revenues	4,762,059	1,989,787	45,921		6,797,767
Cost of home and land closings	3,869,728	1,714,525	15,944	(b)	5,600,197
Financial services expenses	51,086	387	—		51,473
Amenity and other expenses	17,155	6,980	18,836	(b)	42,971

Total cost of revenues	3,937,969	1,721,892	34,780		5,694,641
Gross margin	824,090	267,895	11,141		1,103,126
Sales, general and administrative expenses	490,271	244,458	—		734,729
Equity in income of unconsolidated entities	(9,509)	(2,598)	—		(12,107)
Interest income and other expenses, net	4,553	(1,812)	4,805	(c)	7,546
Transaction expenses	10,697	4,296	86,374	(d)	101,367
Loss on extinguishment of debt	5,806	1,433	—		7,239

Income before income taxes	322,272	22,118	(80,038)		264,352
Income tax provision	67,358	1,799	(12,964	)(e)	56,193

Net income before allocation to non-controlling interests	254,914	20,319	(67,074)		208,159
Net income attributable to non-controlling interests	(262)	(30,399)	—		(30,661)

Net income available to Taylor Morrison Home Corporation/William Lyon Homes	$254,652	$(10,080)	$(67,074)		$177,498

Weighted average number of shares of common stock:
Basic	106,997	37,801	(9,138	)(g)	135,660
Diluted	108,289	37,801	(7,906	)(g)	138,184
Earnings per common share
Basic	$2.38	$(0.27)	—		$1.31
Diluted	$2.35	$(0.27)	—		$1.28

Notes to Unaudited Pro Forma Condensed Statements of Operations

for the Year Ended December 31, 2019, the Three Months Ended March 31, 2020

(dollars in thousands, except for per share amounts)

(a)
The William Lyon Condensed Historical amounts presented include activity from January 1, 2020 to February 5, 2020. The acquisition of William Lyon Homes was completed on February 6, 2020 and all historical results from that date on are included in the Taylor Morrison Home Corporation Condensed Historical amounts.

	For the three months ended March 31, 2020	For the twelve months ended December 31, 2019
(b) Adjustments within Total Revenues and Total Cost of Revenues
Adjustment to Total Revenues
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the William Lyon Homes portion of land closings revenue from Interest income and other expenses, net to Home and land closings revenue, net	$—	$21,393
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the William Lyon Homes portion of apartment and commercial revenue from Interest income and other expenses, net to Amenity and other revenue	$—	$24,528

	$—	$45,921

Adjustment to Total Cost of Revenues
Adjustment to Cost of home and land closings to reflect the amortization of the capitalized William Lyon Homes senior notes fair value premium resulting from purchase accounting	$(528)	$(6,336)
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the William Lyon Homes portion of costs of land closings from Interest income and other expenses, net to Cost of home and land closings	$—	$22,280
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the William Lyon Homes portion of costs of apartment and commercial sales from Interest income and other expenses, net to Amenity and other expenses	$—	$18,836

	$(528)	$34,780

Adjustment to Gross Margin	$528	$11,141

	For the three months ended March 31, 2020	For the twelve months ended December 31, 2019
(c) Adjustments to Interest Income and Other Expenses, Net
Adjustment to Total Revenues
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the William Lyon Homes portion of land closings revenue from Interest income and other expenses, net to Home and land closings revenue, net	$—	$21,393
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the William Lyon Homes portion of apartment and commercial revenue from Interest income and other expenses, net to Amenity and other revenue	$—	$24,528

	$—	$45,921

Adjustment to Total cost of revenues
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the William Lyon Homes portion of costs of land closings from Interest income and other expenses, net to Cost of home and land closings	$—	$(22,280)
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the William Lyon Homes portion of costs of apartment and commercial sales from Interest income and other expenses, net to Amenity and other expenses	$—	$(18,836)

	$—	$(41,116)

Adjustment to Interest income and other expenses, net to reflect the reclass to gross margin	$—	$4,805

	For the three months ended March 31, 2020	For the twelve months ended December 31, 2019
(d) Adjustments to Transaction Expenses
To reflect the impact of transaction expenses incurred as if the acquisition of William Lyon Homes had been completed on January 1, 2019.	$(86,374)	$86,374

	For the three months ended March 31, 2020	For the twelve months ended December 31, 2019
(e) Adjustments to Income Tax Provision
To reflect the impact to the income tax provision for the pro forma adjustments, taking into consideration non-deductible transaction expenses, if applicable. The resulting effective tax rate for the three months ended March 31, 2020 and year ended December 31, 2019 is 25.7% and 21.3%, respectively.	$12,964	$(12,964)

(f) Adjustments to Weighted Average Shares - Three Months Ended March 31, 2020

The TMHC Condensed Historical basic and diluted weighted average share counts as of March 31, 2020 include the impacts of issuing Taylor Morrison Common Stock for the acquisition of William Lyon Homes and the cancellation of William Lyon Homes Common Stock. The William Lyon Homes Condensed Historical basic and diluted weighted average share counts are not applicable as TMHC had already acquired William Lyon Homes. The Pro Forma Combined basic and diluted weighted average share counts as of March 31, 2020 assume the acquisition occurred on January 1, 2019. The Pro forma Merger adjustment balance represents the net increase in weighted average shares outstanding for the acquisition as well as reoccurring equity activity as part of normal course of business.

(g) Adjustments to Weighted Average Shares
To reflect the pro-forma shares outstanding after issuance of Taylor Morrison Common Stock related to the acquisition and cancellation of William Lyon Homes Inc.’s Common Stock.

For the twelve months ended December 31, 2019
Issuance of Taylor Morrison Common Stock	$28,663
Cancellation of William Lyon Homes Common Stock	(37,801)

Basic Weighted Average Number of Shares.	(9,138)

Issuance of Taylor Morrison Common Stock	28,663
Issuance of Taylor Morrison Options, RSU, and Warrants	1,232
Cancellation of William Lyon Homes Common Stock	(37,801)

Diluted Weighted Average Number of Shares	(7,906)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.     Basis of Presentation

The unaudited pro forma condensed combined statements of operations have been prepared in accordance with Regulation S-X Article 11 which gives effect to the Merger under Accounting Standards Codification Topic 805, “Business Combinations” using the acquisition method of accounting giving effect to the Merger involving Taylor Morrison and William Lyon Homes, with Taylor Morrison as the accounting acquirer.

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated results of operations of the combined company, based on the historical financial statements of Taylor Morrison and William Lyon Homes, after giving effect to the Merger and adjustments described in the notes thereto, and are intended to reflect the impact of the Merger on Taylor Morrison’s condensed consolidated financial statements. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations of the combined company had the Merger been consummated at January 1, 2019, nor is it necessarily indicative of the results of operations of the combined company in future periods or the future financial position of the combined company.

2.     Estimated Merger and Integration Costs

The integration of Taylor Morrison’s and William Lyon Homes’ operations is still in process. The combined company has and expects to continue to incur costs associated with integrating the operations of Taylor Morrison and William Lyon Homes. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from expected operating efficiencies or synergies. Taylor Morrison has incurred Merger-related expenses including system conversion costs, employee retention and severance agreements, communications to customers, and others. To the extent there are costs associated with these actions, the costs are recorded based on the nature and timing of these integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally are expensed as incurred. Taylor Morrison currently estimates that combined Merger-related costs will be approximately $130.0 million and expects they will be incurred primarily in the year ending December 31, 2020. For the three months ended March 31, 2020, Taylor Morrison has incurred $86.4 million of transaction related expenses which, for purposes of the pro forma statements are presented in the pro forma statement of operations for the year ended December 31, 2019. The additional estimated costs are not reflected in the accompanying pro forma condensed combined statement of operations for the year ended December 31, 2019 and the three months ended March 31, 2020.